Exhibit 99.1

Five Point Holdings, LLC Reports First Quarter 2019 Results

First Quarter 2019 and Recent Highlights

•

Submitted a revised plan for the first phase of Candlestick that is expected to be approved by the City of San Francisco in 2019. The revised plan is designed to include approximately 1,600 homes, 750,000 square feet of office space, and 300,000 square feet of lifestyle mainly centered around retail.

•

Continued land development activity at Valencia (formerly Newhall) in Los Angeles County positions the Company to deliver homesites and generate revenue at this community in the fourth quarter of 2019.

•	Received approvals to build an additional 1,056 homes at the Great Park in Irvine.

•	Company maintains strong credit profile with total liquidity of $497.3 million and debt to total capitalization of 24.0% at March 31, 2019.

Irvine, CA, May 7, 2019 (Business Wire) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), an owner and developer of large mixed-use, master-planned communities in California, today reported its first quarter results for 2019. Emile Haddad, Chairman and CEO, said, “In San Francisco, we submitted our revised plan for Candlestick and expect to receive approval from the city before the end of the year. In Los Angeles County, despite an unusually heavy rainy season, land development activities at Valencia remain on schedule, and we are still anticipating delivering our first homesites in the fourth quarter of 2019. In Irvine, at the Great Park, we received approval to build an additional 1,056 homes. In addition, home buyer activity has remained consistent with normal seasonal patterns, and we are excited to report that we collected meaningful profit participation from our guest builders this quarter. The combination of steady operational progress, a healthy economy supported by seven years of consistent job growth, and a pronounced imbalance between supply and demand in our markets provides a favorable backdrop that should benefit the company during the remainder of the year.”

First Quarter 2019 Consolidated Results

Liquidity and Capital Resources

As of March 31, 2019, total liquidity of $497.3 million was comprised of cash and cash equivalents totaling $373.3 million and borrowing availability of $124.0 million under our $125.0 million unsecured revolving credit facility. Total capital was $1.9 billion, reflecting $2.9 billion in assets and $1.0 billion in liabilities and redeemable noncontrolling interests.

Results of Operations for the Three Months Ended March 31, 2019

Revenues. Revenues of $13.1 million for the three months ended March 31, 2019 were primarily generated from management services.

Equity in earnings from unconsolidated entities. Equity in earnings from unconsolidated entities was $8.9 million for the three months ended March 31, 2019. The earnings were primarily due to our proportionate share of the Great Park Venture’s net income during the quarter of $37.1 million, which primarily resulted from the sale of land entitled for an aggregate of 369 homesites on approximately 29.5 acres at the Great Park Neighborhoods. After adjusting for amortization and accretion of the basis difference, our equity in earnings from our 37.5% percentage interest in the Great Park Venture was $9.4 million. Equity in loss from our 75% interest in the Gateway Commercial Venture was $0.6 million for the three months ended March 31, 2019.

Selling, general, and administrative. Selling, general, and administrative expenses were $25.8 million for the three months ended March 31, 2019.

Other income. Other income for the three months ended March 31, 2019 consisted primarily of a $64.9 million gain recognized by our San Francisco segment pertaining to the settlement of our contingent consideration liability related to the termination of the retail joint venture at Candlestick.

Income tax provision. Income tax provision was $1.3 million for the three months ended March 31, 2019. The income tax provision is the result of an increase in our valuation allowance against deferred tax assets associated with changes contained in the Tax Cuts and Jobs Act limiting the utilization of net operating losses.

Net income. Consolidated net income for the quarter was $52.7 million. The net income attributable to noncontrolling interests totaled $28.9 million, resulting in net income attributable to the Company of $23.8 million.

Segment Results

Valencia Segment (formerly Newhall). Total segment revenues were $1.6 million for the first quarter of 2019 and were derived from agricultural land leasing and the sale of citrus crops. Selling, general, and administrative expenses were $3.8 million for the three months ended March 31, 2019.

San Francisco Segment. Total segment revenues were $1.1 million for the first quarter of 2019. Revenues during the quarter were mostly attributable to fees generated from management agreements. Selling, general, and administrative expenses were $4.5 million for the three months ended March 31, 2019. As a result of the termination of the retail joint venture at Candlestick and agreements related thereto, the contingent consideration liability was settled, which resulted in a gain of $64.9 million.

Great Park Segment. Total segment revenues were $169.6 million for the first quarter of 2019. Revenues were mainly attributable to the sale of land entitled for 369 homesites on 29.5 acres at the Great Park Neighborhoods. Initial gross proceeds from the sale were $151.9 million representing the base purchase price. The Great Park segment’s net income for the quarter was $40.3 million, which included net income of $37.1 million attributed to the Great Park Venture that is not consolidated in our financial statements. After adjusting to account for a difference in investment basis, the Company’s equity in earnings from the Great Park Venture was $9.4 million for the three months ended March 31, 2019.

Commercial Segment. For the three months ended March 31, 2019, the Commercial segment recognized $8.3 million in revenues from tenant leases at the Five Point Gateway Campus and property management services provided by us to the Gateway Commercial Venture. Segment expenses were mostly comprised of depreciation, amortization and interest expense totaling $7.5 million. Segment net loss was approximately $0.8 million. Our share of equity in loss from the Gateway Commercial Venture totaled $0.6 million for the three months ended March 31, 2019.

Conference Call Information

In conjunction with this release, Five Point will host a conference call today, Tuesday, May 7, 2019 at 5:00 pm Eastern Time. Emile Haddad, President and Chief Executive Officer, and Erik Higgins, Vice President and Chief Financial Officer, will host the call. Interested investors and other parties can listen to a live Internet audio webcast of the conference call that will be available on the Five Point website at ir.fivepoint.com. The conference call can also be accessed by dialing (888) 204-4368 (domestic) or (720) 543-0214 (international). A telephonic replay will be available starting approximately two hours after the end of the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 1393116. The telephonic replay will be available until 11:59 p.m. Eastern Time on May 21, 2019.

About Five Point

Five Point, headquartered in Irvine, California, designs and develops large mixed-use, master-planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® (formerly known as Newhall Ranch®) in Los Angeles County, and Candlestick® and The San Francisco Shipyard™ in the City of San Francisco. These communities are designed to include approximately 40,000 residential homes and approximately 23 million square feet of commercial space.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. This press release may contain forward-looking statements regarding: our expectations of our future revenues, costs and financial performance; future demographics and market conditions in the areas where our communities are located; the outcome of pending litigation and its effect on our operations; the timing of our development activities; and the timing of future real estate purchases or sales. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

Investor Relations:

Bob Wetenhall, 949-349-1087

bob.wetenhall@fivepoint.com

or

Media:

Steve Churm, 949-349-1034

steve.churm@fivepoint.com

Source: Five Point Holdings, LLC

FIVE POINT HOLDINGS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
REVENUES:
Land sales	$55	$49
Land sales—related party	230	221
Management services—related party	11,063	11,767
Operating properties	1,725	2,930

Total revenues	13,073	14,967

COSTS AND EXPENSES:
Land sales	—	38
Management services	7,616	7,089
Operating properties	1,901	2,390
Selling, general, and administrative	25,773	28,596

Total costs and expenses	35,290	38,113

OTHER INCOME:
Adjustment to payable pursuant to tax receivable agreement	—	1,928
Interest income	2,454	2,747
Gain on settlement of contingent consideration—related party	64,870	—
Miscellaneous	10	7,781

Total other income	67,334	12,456

EQUITY IN EARNINGS (LOSS) FROM UNCONSOLIDATED ENTITIES	8,882	(3,607)

INCOME (LOSS) BEFORE INCOME TAX (PROVISION) BENEFIT	53,999	(14,297)
INCOME TAX (PROVISION) BENEFIT	(1,266)	—

NET INCOME (LOSS)	52,733	(14,297)
LESS NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	28,925	(9,065)

NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$23,808	$(5,232)

NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY PER CLASS A SHARE
Basic	$0.35	$(0.08)
Diluted	$0.35	$(0.10)
WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING
Basic	66,210,916	63,367,419
Diluted	145,296,469	144,812,299
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY PER CLASS B SHARE
Basic and diluted	$0.00	$(0.00)
WEIGHTED AVERAGE CLASS B SHARES OUTSTANDING
Basic	79,061,835	81,420,455
Diluted	79,275,234	81,420,455

FIVE POINT HOLDINGS, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except shares)

(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
INVENTORIES	$1,744,337	$1,696,084
INVESTMENT IN UNCONSOLIDATED ENTITIES	540,318	532,899
PROPERTIES AND EQUIPMENT, NET	32,551	31,677
INTANGIBLE ASSET, NET—RELATED PARTY	91,620	95,917
CASH AND CASH EQUIVALENTS	373,292	495,694
RESTRICTED CASH AND CERTIFICATES OF DEPOSIT	1,738	1,403
RELATED PARTY ASSETS	83,044	61,039
OTHER ASSETS	18,650	9,179

TOTAL	$2,885,550	$2,923,892

LIABILITIES AND CAPITAL
LIABILITIES:
Notes payable, net	$492,171	$557,004
Accounts payable and other liabilities	153,112	161,139
Related party liabilities	129,260	178,540
Deferred income tax liability, net	10,449	9,183
Payable pursuant to tax receivable agreement	171,205	169,509

Total liabilities	956,197	1,075,375

REDEEMABLE NONCONTROLLING INTEREST	$25,000	$—

CAPITAL:
Class A common shares; No par value; Issued and outstanding: 2019—68,746,555 shares; 2018—66,810,980 shares
Class B common shares; No par value; Issued and outstanding: 2019—79,275,234 shares; 2018—78,838,736 shares
Contributed capital	562,185	556,521
Retained earnings	57,619	33,811
Accumulated other comprehensive loss	(3,320)	(3,306)

Total members’ capital	616,484	587,026
Noncontrolling interests	1,287,869	1,261,491

Total capital	1,904,353	1,848,517

TOTAL	$2,885,550	$2,923,892

FIVE POINT HOLDINGS, LLC

SUPPLEMENTAL DATA

(In thousands)

(Unaudited)

Liquidity

March 31, 2019
Cash and cash equivalents	$373,292
Borrowing capacity (1)	124,000

Total liquidity	$497,292

(1)

As of March 31, 2019, no funds have been drawn on the Company’s $125.0 million revolving credit facility; however, letters of credit of $1.0 million are issued and outstanding under the revolving credit facility, thus reducing the available capacity by the outstanding letters of credit amount.

Debt to Total Capitalization

March 31, 2019
Debt (1)	$602,692

Total capital	1,904,353

Total capitalization	$2,507,045

Debt to total capitalization	24.0%

(1)

For purposes of this calculation, debt consists of (i) the outstanding principal on the Company’s 7.875% senior notes due 2025 of $500.0 million and (ii) the Company’s related party EB-5 reimbursement obligation of $102.7 million.

Segment Results

Valencia (formerly Newhall)

The following table summarizes the results of operations of our Valencia segment for the three months ended March 31, 2019 and 2018.

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Statement of Operations Data
Revenues
Land sales	$55	$49
Land sales—related party	9	—
Operating properties	1,551	2,749

Total revenues	1,615	2,798

Costs and expenses
Land sales	—	38
Operating properties	1,901	2,390
Selling, general, and administrative	3,809	4,088

Total costs and expenses	5,710	6,516

Other income	11	6,781

Segment (loss) income	$(4,084)	$3,063

San Francisco

The following table summarizes the results of operations of our San Francisco segment for the three months ended March 31, 2019 and 2018.

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Statement of Operations Data
Revenues
Land sales—related party	$221	$221
Operating property	174	181
Management services—related party	698	1,620

Total revenues	1,093	2,022

Costs and expenses
Management services	377	399
Selling, general, and administrative	4,512	6,386

Total costs and expenses	4,889	6,785

Other income—gain on settlement of contingent consideration, related party	64,870	—

Segment income (loss)	$61,074	$(4,763)

Great Park

The following table summarizes the results of operations of our Great Park segment for the three months ended March 31, 2019 and 2018.

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Statement of Operations Data
Revenues
Land sales	$31,466	$256
Land sales—related party	127,697	151
Management services—related party	10,396	10,057

Total revenues	169,559	10,464

Costs and expenses
Land sales	107,819	—
Management services	7,239	6,690
Selling, general, and administrative	6,575	8,487
Management fees—related party	8,217	7,632

Total costs and expenses	129,850	22,809

Interest income	559	979

Segment income (loss)	$40,268	$(11,366)

The table below reconciles the Great Park segment results to the equity in earnings (loss) from our investment in the Great Park Venture that is reflected in the condensed consolidated statements of operations for the three months ended March 31, 2019 and 2018.

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Segment net income (loss) from operations	$40,268	$(11,366)
Less net income of management company attributed to the Great Park segment	3,157	3,367

Net income (loss) of Great Park Venture	37,111	(14,733)

The Company’s share of net income (loss) of the Great Park Venture	13,917	(5,525)
Basis difference (amortization) accretion	(4,473)	1,471

Equity in earnings (loss) from the Great Park Venture	$9,444	$(4,054)

Commercial

The following table summarizes the results of operations of our Commercial segment for the three months ended March 31, 2019 and 2018.

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Statement of Operations Data
Revenues
Rental and related income	$8,380	$6,705
Property management fees	(31)	90

Total revenues	8,349	6,795

Costs and expenses
Rental operating expenses	1,564	839
Interest	4,331	2,282
Depreciation	2,177	1,827
Amortization	1,029	1,041
Other expenses	29	120

Total costs and expenses	9,130	6,109

Segment (loss) income	$(781)	$686

The table below reconciles the Commercial segment results to the equity in (loss) earnings from our investment in the Gateway Commercial Venture that is reflected in the condensed consolidated statements of operations for the three months ended March 31, 2019 and 2018.

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Segment net (loss) income from operations	$(781)	$686
Less net (loss) income of management company attributed to the Commercial segment	(31)	90

Net (loss) income of Gateway Commercial Venture	(750)	596

Equity in (loss) earnings from the Gateway Commercial Venture	$(562)	$447